Exhibit 99.1

INVOX PHARMA TO ACQUIRE F-STAR THERAPEUTICS, INC. A PIONEERING NEXT GENERATION BISPECIFIC DISCOVERY PLATFORM AND CLINICAL PROGRAMS

June 23, 2022

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Proposed ~US$161 million all-cash acquisition to accelerate invoX’s strategy to build Sino Biopharm’s International Biopharmaceutical R&D Platform outside of China, transforming the lives of patients worldwide

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The transaction demonstrates the strength of F-star’s differentiated bispecific antibody technology and provides backing from a top 40 global pharmaceutical company to accelerate growth and unlock potential

•	F-star’s unique next-generation tetravalent (2+2) bispecific antibody platform complements Sino Biopharm’s existing capabilities and reinforces its global oncology pipeline

London, June 23, 2022 – invoX Pharma (“invoX”), a wholly owned subsidiary of Sino Biopharmaceutical Limited (“Sino Biopharm”) (HKEX 1177 HK), focused on research and development (R&D) and business development activities outside of China, and F-star Therapeutics, Inc. (“F-star”) (NASDAQ:FSTX), a clinical-stage biopharmaceutical company pioneering bispecifics in immunotherapy so more people with cancer can live longer and improved lives, today announced that the companies have entered into a definitive agreement whereby invoX will acquire all of the issued and outstanding shares of F-star common stock for $7.12 per share. The proposed acquisition values F-star at approximately $161 million. The transaction has been unanimously approved by the invoX and F-star Boards of Directors and is expected to close in the second half of 2022.

F-star’s proprietary platform technology pioneers the use of tetravalent (2+2) bispecific antibodies that enable the simultaneous targeting of two different antigens and a unique set of pharmacology to deliver focused, potent and safe immune activation in the tumor microenvironment. Four programs are progressing in clinic, three based on F-star’s tetravalent platform and one next generation STING agonist, with multiple further undisclosed programs in development. These programs represent potentially first- and best-in-class drug candidates for many areas of unmet medical need, including patients with cancer and other serious diseases who have few other options available. Leveraging its modular antibody technology, F-star has forged collaborations with major international biopharma companies across a wide range of therapeutic areas including oncology, immunology and neurology.

invoX, established in 2021 in the United Kingdom, is Sino Biopharm’s international expansion platform, focusing on R&D and business development activities outside of China, with a core focus on oncology and respiratory therapeutics. F-star will form a key element of invoX’s strategy to accelerate Sino Biopharm’s development of innovative medicines to transform the lives of patients worldwide, complementing its existing R&D platforms and pipeline.

Ben Toogood, Chief Executive Officer of invoX commented: “Today’s proposed acquisition is aligned with invoX’s strategy to become a fully integrated biopharmaceutical company with an advancing pipeline of innovative products addressing unmet healthcare needs, worldwide. We are excited to welcome F-star employees and look forward to working with them as we invest in the company to progress and grow its clinical pipeline to realize the full potential of the platform.”

Eliot Forster, Chief Executive Officer of F-star said: “We believe our tetravalent bispecifics offer the best approach to tackle hard-to-treat cancers and other serious diseases, with the ambition to deliver longer and improved lives for patients. Today’s announcement is good news for F-star, for our shareholders and, of course, for patients. This transaction enables greater and longer-term opportunities to develop the F-star platform and accelerate delivery of our novel medicines as we work together towards a future free from cancer and other serious diseases. I’d like to thank the fantastic team at F-star as well as our partners for all their hard work, support and dedication and I’m delighted to share this exciting development.”

Transaction Terms

Under the terms of the merger agreement, invoX, a wholly owned subsidiary of Sino Biopharm, will commence a tender offer within the next 10 business days to acquire all of the issued and outstanding shares of F-star common stock for a price of US$7.12 per share in cash upon the completion of the offer. The transaction is expected to complete in the second half of 2022, subject to certain customary closing conditions, including the tender by F-star stockholders of greater than 50 percent of the issued and outstanding shares of F-star common stock and required regulatory approvals, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions. Following the closing of the tender offer, invoX will acquire any shares of F-star that are not tendered in the tender through a second-step merger under Delaware law at the tender offer price.

Advisors

PJT Partners is acting as financial advisor to invoX, and Morgan Stanley & Co. LLC is acting as financial advisor to F-star. Shearman & Sterling LLP is serving as legal counsel to invoX and Sino Biopharm and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. is serving as legal counsel to F-star.

Enquiries:

FTI Consulting (PR adviser to invoX Pharma)	Tel: +44 (0)20 3727 1000
Julia Bradshaw, Rob Winder, Sam Purewal	E-mail: invoxpharma@fticonsulting.com

LifeSci Advisors, LLC (Investor Relations for F-star Therapeutics)	Tel: +1 917-355-2395
John Fraunces, Managing Director	E-mail: jfraunces@lifesciadvisors.com

About invoX Pharma

invoX Pharma was incorporated in March 2021 and is a wholly owned subsidiary of Sino Biopharm, a global top 40 pharmaceutical company with more than 24,000 employees. United Kingdom-based invoX is Sino Biopharm’s international expansion platform, focusing on R&D and business development activities outside of China, with a core focus on oncology and respiratory therapeutics. At its core, the Company aspires to improve patients’ lives by creating access to innovative medicine.

For further information about invoX Pharma, please visit: https://invoxpharma.com/.

About Sino Biopharm

Sino Biopharm, together with its subsidiaries, is a leading, innovative research and development driven pharmaceutical conglomerate in China, with a business scope that is vertically integrated including research and development, manufacturing and sales and marketing infrastructure. The Company’s product offerings include a variety of biologics and small molecule drugs, and in therapy areas that include hepatology, oncology, cardiovascular and cerebrovascular diseases, orthopaedics, digestive and immune and respiratory diseases.

For further information about Sino Biopharm, please visit: http://www.sinobiopharm.com/.

About F-star Therapeutics, Inc.

F-star Therapeutics, Inc. is a clinical-stage biopharmaceutical company pioneering bispecifics in immunotherapy so more people with cancer can live longer and improved lives. F-star is committed to working towards a future free from cancer and other serious diseases, through the use of tetravalent (2+2) bispecific antibodies to create a paradigm shift in treatments. The Company has four second-generation immuno-oncology therapeutics in the clinic, each directed against some of the most promising IO targets in drug development, including LAG-3 and CD137. F-star’s proprietary antibody discovery platform is protected by an extensive intellectual property estate. F-star has over 500 granted patents and pending patent applications relating to its platform technology and product pipeline. The Company has attracted multiple partnerships with biopharma targeting significant unmet needs across several disease areas, including oncology, immunology, and CNS.

F-star’s four clinical programs are:

FS118: Rescuing CPI treatment failures & Improving outcomes in CPI naïve

A dual checkpoint inhibitor targeting PD-L1 and LAG-3. Phase 2 PoC trial underway in head & neck PD-1 acquired resistance patients as well as in CPI-naïve NSCLC & DLBCL.

FS222: Improving outcomes in PD-L1 low tumors

A CD137 (4-1BB) stimulator and PD-L1 inhibitor, with superior potency seen in pre-clinical activity. Phase 1 trial underway.

FS120: Improving CPI and chemotherapy outcomes

A conditional OX40/CD137 (4-1BB) dual agonist, with broad potential for combination. Phase 1 trial underway.

SB 11285: Improving CPI outcomes

A second generation STING agonist with Phase 1 monotherapy and PD-L1 (atezolizumab) combination trial underway.

For further information about F-star Therapeutics, Inc. please visit: http://www.f-star.com/.

Additional Information and Where to Find It

The tender offer described in this press release (the “Offer”) has not yet commenced, and this press release is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of F-star or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Sino Biopharm, invoX and its direct subsidiary, Fennec Acquisition Incorporated, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by F-star. The offer to purchase shares of F-star common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON STOCK, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement. Investors may also obtain, at no charge, the documents filed or furnished to the SEC by F-star under the “SEC Filings” section of F-star’s website at https://investors.f-star.com/.

Forward-looking statements

Sino Biopharm and invoX cautions investors that any forward-looking statements or projections made by Sino Biopharm and invoX, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected.

This communication also includes forward-looking statements related to F-star and the acquisition of F-star by Sino Biopharm and invoX that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of F-star and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the business combination, similar transactions, prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for F-star’s business; the commercial success of F-star’s products; the anticipated timing of clinical data; the possibility of unfavorable results from clinical trials; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements.

Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of F-star’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations); the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the possibility that the transaction does not close; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Sino Biopharm’s or F-star’s common stock and/or Sino Biopharm’s or F-star’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; the cash balances of F-star; that F-star may experience delays in completing, or ultimately be unable to complete, the development and commercialization of its product candidates; that F-star’s clinical trials may fail to adequately demonstrate the safety and efficacy of its product candidates; that preclinical drug development is uncertain, and some of F-star’s product candidates may never advance to clinical trials; that results of preclinical studies and early stage clinical trials may not be predictive of the results of later stage clinical trials; that F-star relies on patents and other intellectual property rights to protect its product candidates, and the enforcement, defense and maintenance of such rights may be challenging and costly; and that F-star faces significant competition in its drug discovery and development efforts.

New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks are more fully discussed in F-star’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as the Schedule TO and related tender offer documents to be filed by Sino Biopharm and invoX, and the Schedule 14D-9 to be filed by F-star, and other documents filed from time to time with the Securities and Exchange Commission. Forward-looking statements included in this communication are based on information available to F-star as of the date of this communication. F-star does not assume any obligation to update such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.